Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations bnorris@evolvtechnology.com	Public Relations: Fitz Barth Director of Communications fbarth@evolvtechnology.com

Evolv Technology Reports Strong Fourth Quarter and Full Year Financial Results

– Company Issues Outlook for 2022 –

•	Q4 Total Contract Value (“TCV”)[1] of $17.9 million, up 201% year-over-year

•	Q4 Revenue of $6.8 million, up 236% year-over-year

•	Full Year TCV[1] of $53.8 million, up 148% year-over-year

•	Full Year Revenue of $23.7 million, up 395% year-over-year

Waltham, Massachusetts – March 14, 2022 – Evolv Technology (NASDAQ: EVLV), the global leader in AI-based weapons detection security screening, today announced financial results for its fourth quarter and year ended December 31, 20212 and issued its business outlook for 2022.

“We’re pleased to be reporting strong fourth quarter results highlighted by a record number of new customers across our key vertical markets, the launch of several demand-driven offerings, and continuing momentum with our channel-centric go to market strategy,” said Peter George, Chief Executive Officer of Evolv Technology. “Looking ahead to 2022, we plan to continue focusing on the opportunities we see to leverage our solutions to democratize security for facilities and venues in all of our target markets. We believe we enter the new year well-positioned and highly motivated to extend our leadership position in the rapidly growing market for AI-based weapons detection.”

Results for the Fourth Quarter of 2021

Total revenue for the fourth quarter of 2021 was $6.8 million, an increase of 236% compared to $2.0 million for the fourth quarter of 2020. Total Contract Value (“TCV”)1 of orders booked for the fourth quarter of 2021 was $17.9 million, an increase of 201% compared to $6.0 million in the fourth quarter of 2020. Annual Recurring Revenue (“ARR”)3 was $12.9 million at the end of fourth quarter of 2021, an increase of 220% compared to $4.0 million in the fourth quarter of 2020. Net income for the fourth quarter of 2021 was $2.5 million, or $0.02 per basic and diluted share, compared to net loss of $9.6 million, or $1.06 per basic and diluted share, for the fourth quarter of 2020. As of December 31, 2021, the Company had cash and cash equivalents of $307.5 million compared to $4.7 million as of December 31, 2020.

Results for 2021

Total revenue in 2021 was $23.7 million, an increase of 395% compared to $4.8 million in 2020. TCV of orders booked in 2021 was $53.8 million, an increase of 148% compared to $21.7 million in 2020. Net loss in 2021 was $10.9 million, or $0.15 per basic and diluted share, compared to net loss of $27.4 million, or $3.07 per basic and diluted share, in 2020.

Company Issues Outlook for 2022

The Company today issued its business outlook for 2022. The Company's outlook is based on the current indications for its business, which may change at any time.

Estimate (In millions)	2021 Actual	2022 Business Outlook
Total Revenue	$23.7	$29-$31
Annual Recurring Revenue[3] at 12/31	$12.9	$27-$28
Operating Expenses	$60.7	$94-$96
Operating Loss	$(54.0)	($82-$84)
Adjusted EBITDA[4]	n/m	($65-$67)
Cash and Cash Equivalents	$307.5	$220-$230

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing +1.844.867.6169 and using access code 1400696. The conference call may be accessed outside of the United States by dialing +1.409.207.6975 and using access code 1400696. The conference call will be simultaneously webcast on the Company’s Investor Relations website, which can be accessed at http://ir.evolvtechnology.com. A replay of the conference call will be available for a period of 30 days by dialing +1.866.207.1041 or +1.402.970.0847 and using access code 1987557 or by accessing the webcast replay on the Company’s investor relations website at http://ir.evolvtechnology.com. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is the global leader in weapons detection security screening. Our mission is enabling a better experience and better security for venues, creating a safer world to work, learn, and play by transforming physical security to make everywhere safer. This enhances the visitor experience and improves weapons detection. We give sports fans, theme park visitors, concert goers, shoppers, employees, students, and others peace of mind so that they can gather without fear of violence. Our security system, delivered as a SaaS-based offering, has scanned more than 200 million people, second only to the Department of Homeland Security’s Transportation Security Administration in the United States, and our technology combines powerful, advanced sensors with proven artificial intelligence (AI), security ecosystem integrations, and comprehensive venue analytics to reliably detect threats 10 times faster than traditional metal detectors. Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit https://evolvtechnology.com.

1 We define Total Contract Value, or TCV, of orders booked as the total value of the contract over the specified term. Our calculation of TCV is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases). TCV should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of TCV may differ from similarly titled metrics presented by other companies.

2 Amounts herein pertaining to December 31, 2021 represent a preliminary estimate as of the date of this earnings release. More information on our results of operations for the three and twelve months ended December 31, 2021 will be provided upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission.

3 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

4 Non-GAAP Financial Measures In this press release, the Company’s adjusted gross profit, adjusted gross margin, and adjusted EBITDA are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted gross profit and adjusted gross margin exclude one-time items and depreciation and amortization which management believes provides a more meaningful representation of contribution margin. Adjusted EBITDA is defined as net income (loss) plus depreciation and amortization, share-based compensation and other expense. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in this press release.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements and information, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. Forward-looking statements involve the Company’s current expectations and projections relating to its financial condition, competitive position, future financial results, plans, objectives, and business. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or the negative of these terms or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect the Company’s current views with respect to future events and the Company’s performance and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; the Company’s history of losses and lack of profitability; the Company’s reliance on third party contract manufacturing; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, including variants, vaccine roll-out efforts, and local, state, and federal responses to addressing the pandemic may have an adverse effect on the Company’s business operations, as well as the Company’s financial condition and results of operations; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources; and the risk factors set forth under the caption “Risk Factors” in our prospectus, filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021, and in our other documents filed with or furnished to the SEC.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Evolv Technology

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31
	2021	2020	2021	2020
Revenue:
Product revenue	$3,618	$857	$13,917	$1,279
Subscription revenue	2,737	894	7,855	2,637
Service revenue	491	284	1,920	869
Total revenue	6,846	2,035	23,692	4,785

Cost of revenue:
Product revenue	5,234	816	12,471	1,177
Subscription revenue	1,102	632	3,644	1,824
Service revenue	204	119	936	495
Total cost of revenue	6,540	1,567	17,051	3,496
Gross profit	306	468	6,641	1,289

Operating expenses:
Research and development	3,086	5,081	11,416	15,710
Sales and marketing	10,120	2,260	27,404	7,365
General and administrative	8,851	2,434	20,013	5,110
Loss from impairment of leased equipment	213	-	1,869	-
Total operating expenses	22,270	9,775	60,702	28,185
Loss from operations	(21,964)	(9,307)	(54,061)	(26,896)

Interest and other expense	(55)	(223)	(6,712)	(430)
Loss on extinguishment of debt	-	(66)	(12,685)	(66)
Change in fair value of derivative liability	-	-	(1,745)	-
Change in fair value of contingent earn-out liability	14,394	-	46,212	-
Change in fair value of contingently issuable common stock liability	688	-	6,406	-
Change in fair value of public warrant liability	9,454	-	12,606	-
Change in fair value of common stock warrant liability	-	-	(879)	-
Total other income (expense)	$24,481	$(289)	$43,203	$(496)
			6
Net income (loss) and comprehensive income (loss) attributable to common stockholders – basic and diluted	$2,517	$(9,596)	$(10,858)	$(27,392)

Net income (loss) per share – basic and diluted	$0.02	$(1.06)	$(0.15)	$(3.07)

Weighted average ordinary shares outstanding – basic	142,403,779	9,044,968	71,662,694	8,932,404
Weighted average ordinary shares outstanding – diluted	161,906,393	9,044,968	71,662,694	8,932,404

Evolv Technology

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$307,492	$4,704
Restricted Cash	400	-
Accounts receivable, net	6,477	1,401
Inventory	5,140	2,742
Prepaid expenses and other current assets	14,151	1,462
Total current assets	333,660	10,309
Commission asset, noncurrent	3,719	1,730
Property and equipment, net	21,592	9,316
Restricted cash, noncurrent	275	-
Other long-term assets	3,819	-
Total assets	$363,065	$21,355

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,363	$4,437
Accrued expenses and other current liabilities	9,183	3,727
Current portion of deferred revenue	6,690	3,717
Current portion of long-term debt	2,000	-
Other current liabilities	135	238
Total current liabilities	24,371	12,119
Deferred revenue, noncurrent	2,475	480
Noncurrent portion of deferred rent	333	-
Common stock warrant liability	-	1
Public warrant liability	11,030	-
Derivative liability	-	1,000
Contingent earn-out liability	20,809	-
Contingently issuable common stock liability	5,264	-
Financing obligation, noncurrent	-	132
Long-term debt, noncurrent	7,945	16,432
Total liabilities	72,227	30,164

Convertible preferred stock and shareholders’ equity
Convertible preferred stock	-	75,877
Common stock	14	1
Additional paid-in capital	395,563	9,194
Accumulated deficit	(104,739)	(93,881)
Total shareholders’ equity (deficit)	290,838	(84,686)
Total liabilities and shareholders’ equity	$363,065	$21,355

EVOlv TECHNOLOGY

Consolidated Statements Of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2021	2021
Cash flows from operating activities:
Net loss	$(10,858)	$(27,392)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,895	1,065
Write-off of inventory	2,041	-
Loss from impairment of leased equipment	1,869	-
Loss on disposal of fixed assets	617	-
Stock-based compensation	8,511	662
Noncash interest expense	5,245	25
Provision recorded for allowance for doubtful accounts	(13)	47
Loss on extinguishment of debt	12,685	66
Change in fair value of derivative liability	1,745	-
Change in fair value of common stock warrant liability	879	-
Change in fair value of earn-out liability	(46,212)	-
Change in fair value of contingently issuable common stock	(6,406)	-
Change in fair value of public warrant liability	(12,606)	-
Changes in operating assets and liabilities	(29,673)	2,273
Net cash used in operating activities	(69,281)	(23,254)

Cash flows from investing activities:
Purchases of property and equipment	(4,057)	(6,609)
Development of internal-use software	(1,028)	-
Net cash used in investing activities	(5,085)	(6,609)

Cash flows from financing activities:
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	-	2,994
Proceeds from exercise of stock options	915	442
Proceeds from issuance of common stock from the PIPE Investment	300,000	-
Proceeds from the closing of the Merger	84,945	-
Payment of offering costs from the closing of the Merger and PIPE Investment	(34,132)	-
Repayment of financing obligations	(359)	(244)
Proceeds from long-term debt, net of issuance costs	31,882	22,438
Repayment of principal on long term debt	(5,422)	(8,404)
Net cash provided by financing activities	377,829	17,226

Net increase (decrease) in Cash, cash equivalents and restricted cash	303,463	(12,637)

Cash, cash equivalents and restricted cash, beginning of period	4,704	17,341
Cash, cash equivalents and restricted cash, end of period	$308,167	$4,704

Supplemental disclosure of cash flow information:
Cash paid for interest	$860	$405

EVOlv TECHNOLOGY

Reconciliation of 2022 NET Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Twelve Months Ended December 31, 2022
	High	Low
Net income (loss)	$(83,000)	$(85,000)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6,000	6,000
Stock-based compensation	11,000	11,000
Other expense	1,000	1,000
Adjusted EBITDA	$(65,000)	$(67,000)

EVOlv TECHNOLOGY

SuMMARY OF KEY OPERATING STATISTICS

(Unaudited)

($ in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
New customers	6	13	21	23	27
Total contract value of orders booked	$5,956	$8,424	$10,476	$16,995	$17,916
Annual recurring revenue	$4,034	$5,424	$7,423	$9,932	$12,907
Remaining performance obligation	$13,381	$17,658	$24,930	$34,152	$40,160
Contract value for units in backlog	n/a	n/a	n/a	n/a	$10,599
Net additions	32	64	113	176	136
Ending deployed units	214	278	391	567	703

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